FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 28, 2017

ACTIVE HEALTH FOODS, INC.

Wyoming	333-164788	26-1736663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6185 Magnolia Avenue Suite #62 Riverside, California 92506

(Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code:

 (951) 454-0889

10120 S. Eastern Avenue, Henderson, Nevada 89052

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.1 Active Health Foods Inc.’s Officer and Director Changes.

On July 7, 2016 Mr. Robert Kropf, the majority shareholder in Active Health Foods, Inc., sold his majority interest in the Company to Alicia Pradal Morales.  Following a Special Meeting of the Shareholders, Alicia Pradal Morales was appointed as the sole Director of the Company.  Thereafter, on the same date, a Special Meeting of the Board of Directors was held and Ms. Morales was appointed as the President, CEO and Treasurer of the Company.  Ms. Morales accepted all positions, whereupon Mr. Robert Kropf resigned his positions as an Officer and Director.

On July 1, 2017, 2017, a Special Meeting of Shareholders was held and Juan Sebastian Gutierrez Lavin was appointed as the sole Director of the Company.  Thereafter, on the same date, a Special Meeting of the Board of Directors was held and Mr. Lavin was appointed as the President, CEO and Treasurer of the Company.  Mr. Lavin accepted all positions, whereupon Alicia Pradal Morales resigned her positions as an Officer and Director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Active Health Foods, Inc.

Date: July 28, 2017	By:	/Juan Sebastian Gutierrez-Lavin/
Juan Sebastian Gutierrez-Lavin Chief Executive Officer, President and Secretary